HZO, INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This Series A Preferred Stock Purchase Agreement (this “Agreement”) is made as of September 25, 2009, by and among hZo, Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on the Schedule of Investors attached hereto as Exhibit A (the “Schedule of Investors”).

RECITALS

WHEREAS, in connection with the transactions contemplated by this Agreement, Northeast Maritime Institute, Inc. (“NMI”) (1) has entered into that certain Technology Contribution Agreement between the Company and NMI in substantially the form attached hereto as Exhibit B (the “IP Agreement”), whereby NMI will contribute and assign certain intellectual property assets  to the Company (the “Contributed IP”) and (2) has entered that certain Master Services Agreement between the Company and Transportation Security Logistics, LLC in substantially the form attached hereto as Exhibit C (the “Services Agreement”);

WHEREAS, in connection with the transactions contemplated by this Agreement, ZAGG, Inc. (“ZAGG”) (1) has entered into that certain Exclusive Marketing & Distribution Agreement between the Company and ZAGG in substantially the form attached hereto as Exhibit D (the “Marketing Agreement”) and (2) has entered into that certain Note and Warrant Purchase Agreement between the Company and ZAGG in substantially the form attached hereto as Exhibit E (the “Note and Warrant Purchase Agreement” and together with the Marketing Agreement, the IP Agreement and the Services Agreement, the “Related Agreements”);

WHEREAS, it is intended that the issuance of shares of the Company’s Series A Preferred Stock (the “Series A Preferred”) to NMI in exchange for the Contributed IP pursuant to this Agreement, when taken together with the sale and issuance of shares Series A Preferred to the Investors in exchange for cash and cancellation of indebtedness, will qualify as a tax-free exchange (a “351 Exchange”) within the meaning of Section 351 of the Internal Revenue Code (the “Code”);

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

Authorization, Sale and Issuance of Series A Preferred Stock

1.1 Authorization.

The Company will, prior to the Closing (as defined below), authorize (a) the sale and issuance pursuant to this Agreement of up to 30,513,466 shares (the “Shares”) of the Company’s Series A Preferred, having the rights, privileges, preferences and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in substantially the form attached hereto as Exhibit F (the “Restated Certificate”) and (b) the reservation of shares of Common Stock for issuance upon conversion of the Shares (the “Conversion Shares” and, together with the Shares, the “Securities”).

1.2 Sale and Issuance of Shares.

Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Investor, the number of Shares set forth in the column designated “Number of Series A Shares” opposite such Investor’s name on the Schedule of Investors, at a purchase price of $0.4752 per share (the “Purchase Price”).  The Company’s agreement with each Investor is a separate agreement, and the sale and issuance of the Shares to each Investor is a separate sale and issuance.

SECTION 2

                                           Closing Date and Delivery

2.1	Closing.

(a) The exchange of signatures to the Agreement, the Related Agreements, and the Financing Agreements (as defined below) (the “Initial Closing”) shall take place at the offices of Holland & Hart LLP, 60 East South Temple, Suite 2000 Salt Lake City, Utah, on the date hereof or such other time and place as the Company, NMI and ZAGG shall each agree.

(b) Subject to the terms and conditions of the IP Agreement and as set forth on Exhibit A hereto, the Company shall sell and issue 9,469,696 Shares (as such amount may be adjusted in accordance with the IP Agreement) to NMI and 6,628,787 Shares to ZAGG in a closing to be held on February 25, 2010 (the “ZAGG Deferred Closing”) or such earlier time as the Company, ZAGG and NMI each shall agree.

(c) The Company may sell and issue up to the balance of the Shares not reserved for sale and issuance at the ZAGG Deferred Closing at one or more subsequent closings (each, a “Subsequent Closing,” and together with the Initial Closing and the ZAGG Deferred Closing, each a “Closing”), after the Initial Closing and prior to the ZAGG Deferred Closing, to such persons or entities as approved by the Company in its sole discretion.  Any such sale and issuance in a Subsequent Closing shall be on the same terms and conditions as those contained herein, and such persons or entities shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, this Agreement, that certain Investor Rights Agreement in substantially the form attached hereto as Exhibit G (the “Rights Agreement”), that certain Right of First Refusal and Co-Sale Agreement in substantially the form attached hereto as Exhibit H (the “Right of First Refusal Agreement”), and that certain Voting Agreement in substantially the form attached hereto as Exhibit I (the “Voting Agreement” and collectively with this Agreement, the Rights Agreement and the Right of First Refusal Agreement, the “Financing Agreements”), without the need for an amendment to any of the Financing Agreements except to add such person’s or entity’s name to the appropriate exhibit to such Financing Agreements, and shall have the rights and obligations hereunder and thereunder, in each case as of the date of the applicable Subsequent Closing.  Each Subsequent Closing shall take place at such date, time and place as shall be approved by the Company and the Investors representing a majority of the Shares to be sold in such Subsequent Closing.

(d) Anything to the contrary notwithstanding, vSpring III, L.P. or its affiliates shall have the right, but not the obligation, to purchase at the ZAGG Deferred Closing, or any Subsequent Closing, up to number of Shares equal to the difference between (i) the number of Shares purchased by ZAGG and NMI combined at the ZAGG Deferred Closing, and (ii) the total number of Shares the Company is required to authorize for sale and issuance pursuant to Section 1.1 above.

2.2 Delivery.

At the Closing, the Company will deliver to the each Investor a certificate registered in such Investor’s name representing the number of Shares that such Investor is purchasing in the Closing against payment of the purchase price therefor as set forth in the column designated “Purchase Price” opposite such Investor’s name on the Schedule of Investors, by (a) check payable to the Company, (b) wire transfer in accordance with the Company’s instructions, (c) cancellation of indebtedness, (d) contribution of property or (e) any combination of the foregoing.

SECTION 3

Representations and Warranties of the Company

A Schedule of Exceptions, attached hereto as Exhibit J (each a “Schedule of Exceptions”) shall be delivered to the Investors in connection with the Closing.  Except as set forth on the Schedule of Exceptions delivered to the applicable Investors at the Closing, the Company hereby represents and warrants to the applicable Investors as of the Closing as follows:

3.1 Organization, Good Standing and Qualification

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver the Financing Agreements, to issue and sell the Securities and to perform its obligations pursuant to the Financing Agreements and the Restated Certificate.  The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s financial condition, results of operations or business as presently conducted (a “Material Adverse Effect”).

3.2 Subsidiaries

The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

3.3	Capitalization.

(a) Immediately prior to the Closing, the authorized capital stock of the Company will consist of 55,000,000 shares of Common Stock, 7,500,000 of which are issued and outstanding and 32,502,102 shares of Preferred Stock, all of which are designated Series A Preferred Stock, none of which are currently issued and outstanding.  The Preferred Stock is convertible into Common Stock on a one for one basis.  The Common Stock and Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

(b) The issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable.

(c) The Company has reserved:

(i) the Shares for issuance pursuant to this Agreement;

(ii) 32,502,102 shares of Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of the Preferred Stock; and

(iii) 10,000,000 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to its 2009 Stock Plan (the “Stock Plan”), under which no options to purchase shares are issued and outstanding as of the date of this Agreement.

(d) The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.  The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Restated Certificate and applicable law, will be validly issued, fully paid and nonassessable.  The Securities will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investors; provided, however, that the Securities are subject to restrictions on transfer under U.S. state and federal securities laws and as set forth herein and in the Rights Agreement.  Except as set forth in the Rights Agreement, the Securities are not subject to any preemptive rights or rights of first refusal.

(e) Except for the conversion privileges of the Preferred Stock, the rights provided pursuant to the Rights Agreement and the Right of First Refusal Agreement or the rights described in Section 3.3(c) above, there are no options, warrants or other rights to purchase any of the Company’s authorized and unissued capital stock.

(f) All issued and outstanding shares of the Company’s Common Stock were issued in compliance with applicable state and federal securities laws and are subject to a right of first refusal in favor of the Company.

(g) All outstanding shares of Preferred Stock and Common Stock, and all shares of Common Stock issuable upon the exercise of outstanding options are subject to a market standoff or “lockup” agreement of not less than 180 days following the Company’s initial public offering.

3.4 Authorization

All corporate action on the part of the Company and its directors, officers and stockholders necessary for the filing of the Restated Certificate, the authorization, execution and delivery of the Financing Agreements by the Company, the authorization, sale, issuance and delivery of the Securities, and the performance of all of the Company’s obligations under the Financing Agreements has been taken or will be taken prior to the Closing.  The Financing Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may further be limited by applicable laws and principles of public policy.

3.5 Financial Statements

The Company was recently formed, has not yet begun significant operations, and has not yet prepared any financial statements.

3.6	Agreements; Action

(a) Except for the Financing Agreements, the Convertible Notes, the Related Agreements and agreements between the Company and its employees with respect to sales of the Company’s Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(b) Except for the Convertible Notes and the Related Agreements, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments by the Company in excess of, $50,000 other than in the ordinary course of the Company’s business, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) the granting of any rights affecting the development, manufacture, licensing, marketing, sale or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(c) Except for the Convertible Notes, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d) The Company has not entered into any letter of intent, memorandum of understanding or other similar document in the past three months (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

(e) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

3.7	Intellectual Property

(a) Ownership.  To the knowledge of the Company (without having conducted any special investigation or patent search), the Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted and as presently proposed to be conducted, without any known infringement of any patent or trademark rights of others.  Except for the Related Agreements, the agreements described in Section 3.8 below, standard end-user license agreements, support/maintenance agreements and agreements entered into in the ordinary course of the Company’s business, there are no outstanding options, licenses or agreements relating to the Intellectual Property, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity.  The Company has not received any written communication alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity.  To the Company’s knowledge, no third party is infringing the Company’s Intellectual Property.

(b)           No Breach by Employees.  To the Company’s knowledge, none of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted.  Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  To the Company’s knowledge, it is not and will not be necessary to the conduct of the business of the Company as presently conducted to use any inventions of any of its employees made prior to their employment by the Company.

3.8 Proprietary Information and Invention Assignment

Each employee and technical consultant (e.g., other than professional service providers such as accountants and attorneys) of the Company has executed a confidential information and invention assignment agreement substantially in the form(s) previously delivered to counsel to the Investors.  No former or current employee or technical consultant of the Company has excluded works or inventions made prior to such person’s employment or consultancy with the Company from such person’s assignment of inventions pursuant to such confidential information and inventions agreement.

3.9 Title to Properties and Assets; Liens

The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or the ability of the Company to use the property subject thereto, and which have not arisen otherwise than in the ordinary course of business.  With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above.

3.10 Compliance with Other Instruments

The Company is not in violation of any term of its Certificate of Incorporation or Bylaws, each as amended to date, or, to the Company’s knowledge, in any respect of any material term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound, which would have a Material Adverse Effect.  To the Company’s knowledge, the Company is not in violation of any federal or state or local or foreign statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.  The filing of the Restated Certificate, the execution and delivery of the Financing Agreements by the Company, the performance by the Company of its obligations pursuant to the Financing Agreements, and the issuance of the Securities, did not or will not, as applicable, result in any violation of, or conflict with, or constitute a default under, the Company’s Certificate of Incorporation or Bylaws, each as in effect at the time of the applicable action, or result in any material violation of, or materially conflict with, or constitute a material default under, any of its agreements, instruments, contracts, indentures, or mortgages nor, to the Company’s knowledge, result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.11 Litigation

There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or its properties before any court or governmental agency.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit or proceeding initiated by the Company currently pending or which the Company currently intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or known by the Company to be threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3.12 Consent

No consent, approval or authorization of or designation, declaration or filing with any third party or governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated by this Agreement, except (i) filing of the Restated Certificate with the office of the Secretary of State of the State of Delaware, (ii) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”), (iii) such filings as may be required under applicable state securities laws, and (iv) such consents as shall have been obtained prior to the date hereof.

3.13 Permits

 The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and, to its knowledge, will be able to obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.14 Registration and Voting Rights

Except as set forth in the Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued.  To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

3.15 Brokers or Finders

The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

3.16 Tax Returns and Payments

The Company has timely filed all tax returns required to be filed by it with appropriate federal, state, local and foreign governmental agencies.  These returns and reports are true and correct in all material respects.  All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company’s knowledge, all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent.

3.17 Employees

The Company has no collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company.  The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement, other than the Plan and option grants thereunder.  No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company.  To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation.  The Company has not received any notice alleging that any such violation has occurred.  No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company.  The Company is not aware that any officer, or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

3.18 Obligations to Related Parties

.  Except for the Convertible Notes and the Related Agreements, no employee, officer, director or, to the Company’s knowledge, stockholder of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Company’s Board of Directors and stock purchase agreements approved by the Company’s Board of Directors).  To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except in connection with the ownership of stock in publicly-traded companies.  No employee, officer, director or, to the Company’s knowledge,  stockholder or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

3.19 Disclosure

.  To the Company’s knowledge, none of the Financing Agreements, when taken as a whole, or any other document delivered by the Company to Investors in connection with the Financing Agreements, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  The Company does not represent or warrant that it will achieve any financial projections provided to the Investors and represents only that such projections were prepared in good faith.

3.20 Offering

.  Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.21 Qualified Small Business Stock

.  To the Company’s knowledge, the Company is a “qualified small business” within the meaning of Section 1202(d) of the Code, as of the date hereof and the Shares qualify as “qualified small business stock” as defined in Section 1202(c) of the Code as of the date hereof.

SECTION 4

Representations and Warranties of the Investors

Each Investor hereby, severally and not jointly, represents and warrants to the Company as follows:

4.1 No Registration

.  Such Investor understands that the Securities, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.2 Investment Intent

.  Such Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Securities.

4.3 Investment Experience

.  Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Investor can protect its own interests.  Such Investor has such knowledge and experience in financial and business matters so that such Investor is capable of evaluating the merits and risks of its investment in the Company.

4.4 Speculative Nature of Investment

.  Such Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks.  Such Investor can bear the economic risk of such Investor’s investment and is able, without impairing such Investor’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of such Investor’s investment.

4.5 Access to Data

.  Such Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Financing Agreements, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Financing Agreements, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction.  Such Investor believes that it has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Securities.  Such Investor understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description.  Such Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.  Such Investor also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Financing Agreements.

4.6 Accredited Investor

.  The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

4.7 Residency

.  The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Investors.

4.8 Rule 144

.  Such Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.  Such Investor understands that the current public information referred to above is not now available and the Company has no present plans to make such information available.  Such Investor acknowledges and understands that notwithstanding any obligation under the Rights Agreement, the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied.  Such Investor acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the underlying Common Stock.

4.9 No Public Market

.  Such Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.10 Authorization

(a) Such Investor has all requisite power and authority to execute and deliver the Financing Agreements, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of the Financing Agreements.  All action on the part of the Investor necessary for the authorization, execution, delivery and performance of the Financing Agreements, and the performance of all of the Investor’s obligations under the Financing Agreements, has been taken or will be taken prior to the Closing.

(b) The Financing Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of the Financing Agreements by the Investor or the performance of the Investor’s obligations hereunder or thereunder.

4.11 Brokers or Finders

.  Neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Financing Agreements.

SECTION 5

Conditions to Investors’ Obligations to Close

Each Investor’s obligation to purchase the Shares at a Closing is subject to the fulfillment on or before such Closing of each of the following conditions, unless waived by the Investors purchasing the Shares in such Closing:

5.1 Representations and Warranties

.  The representations and warranties made by the Company in Section 3 (as modified by the disclosures on the Schedule of Exceptions) shall be true and correct as of the date of the Initial Closing.

5.2 Covenants

.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the applicable Closing shall have been performed or complied with as of the date of the Closing.

5.3 Blue Sky

.  The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

5.4 Qualifications

.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement (and except for such as may be properly filed subsequent to the applicable Closing) shall be obtained and effective as of the applicable Closing.

5.5 Restated Certificate

.  The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware and shall continue to be in full force and effect.

5.6 Rights Agreement

.  The requisite parties shall have executed and delivered the Rights Agreement.

5.7 Voting Agreement

.  The requisite parties shall have executed and delivered the Voting Agreement.

5.8 Right of First Refusal Agreement

.  The requisite parties shall have executed and delivered the Right of First Refusal Agreement.

5.9 Closing Deliverables

.  As of the Initial Closing, the Company shall have delivered to counsel to the Investors the following:

(a) a certificate executed by the President of the Company on behalf of the Company, in substantially the form attached hereto as Exhibit K, certifying the satisfaction of the conditions to closing listed in Sections 5.1 and 5.2.

(b) a certificate of the Secretary of State of the State of Delaware, dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company.

(c) a certificate of the Company executed by the Company’s Secretary, in substantially the form attached hereto as Exhibit L, attaching and certifying to the truth and correctness of (1) the Restated Certificate, (2) the Bylaws and (3) the board and stockholder resolutions adopted in connection with the transactions contemplated by this Agreement.

5.10 Board of Directors

.  Effective upon the Initial Closing, the Board of Directors of the Company shall consist of Robert G. Pedersen II, Larry Harmer and Ed Ekstrom, with two vacancies (the “Directors”).

5.11 Indemnification Agreements

.  The Company shall have entered into an indemnification agreement with each of its Directors and officers in substantially the form attached hereto as Exhibit M.

5.12 Related Agreements

.  The requisite parties shall have executed and delivered the following agreements:

(a) the IP Agreement,

(b) the Marketing Agreement, and

(c) the Services Agreement

(d) the Note and Warrant Purchase Agreement

5.13 Equity Incentive Plan

.  The Company shall have adopted an equity incentive plan in a form acceptable to the Investors.

5.14 Invention Assignment Agreements

.  The Company shall have entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with each of its employees in substantially the form attached hereto as Exhibit N.

5.15 Shares Sold at the Initial Closing

.  The Company shall have sold and issued sufficient Shares at the Initial Closing such that the transaction contemplated hereby qualifies as a 351 Exchange.

SECTION 6

Conditions to Company’s Obligation to Close

The Company’s obligation to sell and issue the Shares at a Closing is subject to the fulfillment on or before such Closing of the following conditions, unless waived by the Company:

6.1 Representations and Warranties

.  The representations and warranties made by the Investors in such Closing in Section 4 shall be true and correct when made and as of the date of such Closing.

6.2 Covenants

.  All covenants, agreements and conditions contained in the Financing Agreements to be performed by Investors on or prior to the date of such Closing shall have been performed or complied with in all material respects as of the date of such Closing.

6.3 Compliance with Securities Laws

.  The Company shall be satisfied that the offer and sale of the Securities shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any).

6.4 Restated Certificate

.  The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware.

6.5 Rights Agreement

.  The requisite parties shall have executed and delivered the Rights Agreement.

6.6 Voting Agreement

.  The requisite parties shall have executed and delivered the Voting Agreement.

6.7 Right of First Refusal Agreement

.  The requisite parties shall have executed and delivered the Right of First Refusal Agreement.

6.8 Related Agreements

.  The requisite parties shall have executed and delivered the Related Agreements.

SECTION 7

Miscellaneous

7.1 Amendment

.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors holding two-thirds (2/3rds) of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144), provided, however, that Investors purchasing shares in a Subsequent Closing may become parties to this Agreement in accordance with Section 2.1 without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Investor.  Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities.  Each Investor acknowledges that by the operation of this paragraph, the holders of two-thirds (2/3rds) of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

7.2 Notices

.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, at the Investor’s address or facsimile number as shown on Exhibit A attached hereto, as may be updated in accordance with the provisions hereof; or

(b) if to the Company, to 3855 South 500 West, Suite J, Salt Lake City, UT 84115, Attn: President, or to such other address as the Company shall have furnished to the Investors.

With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, each Investor agrees that such notice may be given by facsimile.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer.

7.3 Governing Law

.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

7.4 Brokers or Finders

.  The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.16, and each Investor agrees to indemnify and hold harmless the Company and each other Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company, any other Investor or any of their constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 4.11.

7.5 Expenses

.  The Company shall reimburse the following expenses incurred in connection with the transactions contemplated by the Agreement: (i) the reasonable documented fees and expenses of Holland and Hart LLP, legal counsel to vSpring III, L.P. in an aggregate amount not to exceed $30,000 and (ii) the reasonable documented fees and expenses of Looney & Grossman LLP, legal counsel to NMI in an aggregate amount not to exceed $30,000.

7.6 Survival

.  The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

7.7 Successors and Assigns

.  Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.8 Entire Agreement

.  This Agreement, including the exhibits attached hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.9 Delays or Omissions

.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

7.10 Severability

.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

7.11 Counterparts

.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.12 Telecopy Execution and Delivery

.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.13 Further Assurances

.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

7.14 Exculpation Among Investors

.  Each Investor acknowledges that it is not relying upon any other Investor or any person, firm, or corporation affiliated with any other Investor in making its investment or decision to invest in the Company.  Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

(Signature page follows)

IN WITNESS WHEREOF, this Series A Preferred Stock Purchase Agreement is executed as of the date first written above.

“COMPANY”

HZO, INC.
a Delaware corporation

By:   /s/Robert Pedersent, II
Robert G. Pedersen II
President

“INVESTOR”

vSPRING III, L.P.
a Delaware limited partnership

By:           vSpring Management III, L.L.C.,
Its:           General Partner

By:
Name:           Ed Ekstrom
Title:           Managing Member

“INVESTOR”

NORTHEAST MARITIME INSTITUTE, INC.

By:

Name:

Title:

“INVESTOR”

ZAGG, INC.

By:

Name:

Title:

 “INVESTOR”

[ADDITIONAL INVESTOR]

By:

Name:

Title:

EXHIBIT A

SCHEDULE OF INVESTORS

Initial Closing
Investor	Number of Series A Shares	Purchase Price	Payment in Cash	Cancellation of Indebtedness	Contribution of Property
N/A	N/A	N/A	N/A	N/A	N/A
TOTAL:	0	$0	$0	$0	$0

Subsequent Closing
Investor	Number of Series A Shares	Purchase Price	Payment in Cash	Cancellation of Indebtedness	Contribution of Property
[Other Investors] [Address]
TOTAL:

ZAGG Deferred Closing
Investor	Number of Series A Shares	Purchase Price	Payment in Cash	Cancellation of Indebtedness	Contribution of Property
Northeast Maritime Institute, Inc. 32 Washington St. Fairhaven, MA 02719 Attn: President Tel: 800-767-4025 Fax: 508-992-1236	9,469,696	$4,499,999.54	$0	$0	$4,499,999.54 *
ZAGG, Inc. 3855 So. 500 W. Suite B Salt Lake City, UT 84115-4279 Attn: President Tel: 801-263-0699 Fax: [_________]	6,628,787	$3,149,999.59	$[______]	$[_____]	$0
[Other Investors] [Address]
TOTAL:	[16,098,483]	[$7,649,999.13]	$[______]	$[______]	$4,499,999.54

*Pursuant to the IP Agreement.

EXHIBIT B

TECHNOLOGY CONTRIBUTION AGREEMENT

EXHIBIT C

MASTER SERVICES AGREEMENT

EXHIBIT D

EXCLUSIVE MARKETING & DISTRIBUTION AGREEMENT

EXHIBIT E

NOTE AND WARRANT PURCHASE AGREEMENT

EXHIBIT F

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

EXHIBIT G

INVESTOR RIGHTS AGREEMENT

EXHIBIT H

RIGHT OF FIRST REFUSAL AGREEMENT

EXHIBIT I

VOTING AGREEMENT

EXHIBIT J

SCHEDULE OF EXCEPTIONS

EXHIBIT K

HZO, INC.

COMPLIANCE CERTIFICATE

Pursuant to Section 5.9 of the Series A Preferred Stock Purchase Agreement, dated August 21, 2009 by and among hZo, Inc., a Delaware corporation (the “Company”) and the Investors listed on Exhibit A thereto (the “Agreement”), the undersigned certifies on behalf of the Company as follows:

1.           He is the President of the Company;

2.           The Company has performed or complied with all covenants, agreements and conditions contained in the Agreement to be performed by the Company on or prior to the Closing in all material respects; and

3.           Except as set forth in or modified by the Schedule of Exceptions, the representations and warranties of the Company set forth in Section 3 of the Agreement are true and correct as of the date hereof.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of August 21, 2009.

HZO, INC.

By: /s/ Robert Pedersen, II
          Robert G. Pedersen II
President

EXHIBIT L

HZO, INC.

SECRETARY’S CERTIFICATE

Reference is made to that certain Series A Preferred Stock Purchase Agreement (the “Agreement”) dated as of August 21, 2009 by and among hZo, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the Investors listed on Exhibit A thereto.  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.  This Certificate is being delivered pursuant to Section 5.9 of the Agreement.

I, Robert G. Pedersen II, do hereby certify that I am the Secretary of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company, and do hereby further certify solely in my capacity as an officer of the Company that:

1.
Attached hereto as Exhibit A is a true and complete copy of the resolutions duly adopted by the stockholders of the Company effective as of September [25], 2009 authorizing the transactions contemplated by the Agreement.

2.
Attached hereto as Exhibit B is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company on September [25], 2009 authorizing the transactions contemplated by the Agreement.

3.	Attached hereto as Exhibit C is a true and complete copy of the Amended and Restated Certificate of Incorporation of the Company, as amended to date.

4.	Attached hereto as Exhibit D is a true and complete copy of the Bylaws of the Company, as amended to date.

5.
The resolutions referred to in paragraphs 1 and 2 above were adopted in compliance with the Company’s Amended and Restated Certificate of Incorporation and Bylaws and are in full force and effect as of the date hereof and have not been amended, modified or rescinded.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of September 25, 2009.

Robert G. Pedersen II, Secretary

EXHIBIT M

INDEMNIFICATION AGREEMENT

EXHIBIT N

AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION
ASSIGNMENT AND ARBITRATION AGREEMENT